Filed Pursuant to Rule 433 of the Securities Act of 1933

Free Writing Prospectus dated May 26, 2026

Relating to (i) the Base Prospectus Supplement dated November 4, 2025 as supplemented by Supplement No. 1 thereto dated

March 23, 2026 and Supplement No. 2 thereto dated May 6, 2026, (ii) the three Prospectus Supplement Annexes dated

November 4, 2025 relating to offerings of 10.00% Series A Perpetual Strife Preferred Stock, 10.00% Series A Perpetual

Stride Preferred Stock, and class A common stock, and (iii) the three Prospectus Supplement Annexes dated March 23, 2026

Registration No. 333-284510

Strategy Inc (the “Company”) has filed with the Securities and Exchange Commission (“SEC”) a registration statement (including a base prospectus), a base prospectus supplement to the base prospectus and supplements thereto, and prospectus supplements annexes for the offerings to which this communication relates. Before you invest, you should read the base prospectus, base prospectus supplement, supplements to the base prospectus supplement and prospectus supplement annexes and other documents incorporated by reference or that the Company has filed with the SEC for more complete information about the Company and the offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.strategy.com.

***

Q2 2026 Marketing Deck Copyright © 2026 Strategy. All Rights Reserved.

Strategy Q2 2026 Marketing Deck Disclaimers FORWARD-LOOKING STATEMENTS Some of the information we provide in this presentation regarding our future expectations, plans, and prospects may constitute forward-looking statements. Actual results may differ materially from these forward-looking statements due to various important factors, including fluctuations in the price of Bitcoin and the risk factors discussed under the caption “Risk Factors” in Strategy’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2026 and the risks described in other filings that Strategy may make with the SEC. We assume no obligation to update these forward-looking statements, which speak only as of today. Rule 433 Legend The Company has filed with the Securities and Exchange Commission (“SEC”) a registration statement (including a base prospectus), a base prospectus supplement to the base prospectus and supplements thereto, and prospectus supplements annexes for the offerings to which this communication relates. Before you invest, you should read the base prospectus, base prospectus supplement, supplements to the base prospectus supplement and prospectus supplement annexes and other documents incorporated by reference or that the Company has filed with the SEC for more complete information about the Company and the offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.strategy.com. 2

Digital Capital Copyright © 2026 Strategy. All Rights Reserved.

The U.S. Government Has Embraced Bitcoin J.D. Vance Scott Bessent Donald J. Trump Paul Atkins Vice President Treasury Secretary SEC Chairman President Kevin Warsh Tulsi Gabbard Kelly Loeffler William Pulte Fed Chair Nominee National Intelligence SBA Administrator Federal Housing FHFA Director Director Michael Selig Robert F. Kennedy Howard Lutnick Kash Patel CFTC Chairman Health and Human Services Commerce Secretary FBI Director Secretary 4

Capitol Hill Has Embraced Bitcoin Genius Act Bitcoin Act Bitcoin for America Act Clarity Act 5

Legend None Partial Global Banks Have Embraced Bitcoin Early Stage Full IBIT Trading Credit Against IBIT BTC Trading Custody BTC Credit Against BTC Bank of America Barclays BNY Mellon Charles Schwab Citigroup Fidelity Goldman Sachs JPMorgan Chase Morgan Stanley Nomura Santander Standard Chartered TD Securities U.S. Bank Wells Fargo Note: Data reflects approximate bank activity based on publicly available sources as of May 1, 2026. Service offerings may vary by client type, geography, and access channel. Actual capabilities may differ from publicly disclosed information. 6

Announcements From Banks at Bitcoin for Corporations 7

Global Banks’ Recent Bitcoin-Related Announcements 8

TradFi and FinTech Have Embraced Bitcoin Number of Accounts with BTC Trading Access 2024 2025 2026 985M 980M 860M 840M 800M 715M 615M 430M 125M Crypto Native Exchange FinTech and Neobanks Brokerages, Banks, and Wealth Management Note: Approximate figures from public sources. Totals show gross accounts at platforms that offer bitcoin exposure (spot or ETP/ETF) and are not adjusted for overlap, eligibility, or account activity. Upper bound on potential reach. Actual numbers may vary. As of May 1, 2026. 9

ETFs Have Embraced Bitcoin 1.6M BTC Holdings of US-Listed Spot BTC ETFs 125+ 1.4M 1.3M ETPs Launched 1.2M Globally 1.1M 1.1M 0.9M 0.9M 0.8M 1.6M BTC Holdings $130B BTC Value Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Q4 25 Q1 26 Source: Dune & ETFGI. Bitcoin market data as of May 15, 2026. 10

More Companies Are Embracing Bitcoin Each Year Publicly Traded Companies with BTC on Balance Sheet 194 1.2M BTC Acquired 64 $96B BTC Value 43 39 33 2 0 2019 2020 2021 2022 2023 2024 2025 Source: Blockware & BitcoinTreasuries.Net. As of May 15, 2026. 11

Digital Equity Copyright © 2026 Strategy. All Rights Reserved.

Strategy Highlights Bitcoin Holdings Market Cap 843,738 $62 Billion 4.0% of all BTC ever to be in existence STRC Size YTD 2026 Capital Raised $10.5 Billion $13.8 Billion 714,644 Note: As of 8-K filed on May 18, 2026. Market capitalization as of May 15, 2026. 13

Growth in Bitcoin Treasury Reserve Strategy has acquired additional bitcoin in every quarter since Q3 2020 – 110 acquisitions $67B $64B $76K 4.0% 843,738 (1) BTC Reserve Total Acquisition Average BTC of all BTC ever to BTC Holdings 843.7 be in existence Cost Purchase Price 762.1 (2) Bitcoin Holdings (in ‘000s) 672.5 640.0 597.3 528.2 447.5 252.2 226.3 214.3 189.2 158.2 152.3 140.0 132.5 130.0 129.2 129.7 124.4 114.0 105.1 91.3 70.5 38.3 Note: (1) As per BTC price on May 15, 2026. (2) As of 8-K filed on May 18, 2026. 14

Strategy’s Balance Sheet is a Digital Fortress $84B 1.27x mNAV $67B 36% 9% Amplification Net Leverage $15.5B $8.2B Enterprise Value BTC Reserve Preferred Equity Convertible Debt Note: Market data as of May 15, 2026. BTC and ATM data as of 8-K filed on May 18, 2026. Amplification is equal to the sum of our notional debt and preferred equity outstanding, divided by the value of our BTC Reserve. Net Leverage is equal to the sum of our notional debt outstanding less the USD Reserve, divided by the value of our BTC Reserve. 15

Strategy Has $61 Billion of Equity Capital Approaching bank-scale capital base with structurally lower balance sheet leverage (1) Total Equity Capital (Book Value) $363B $303B $214B $183B $125B $61B JP Morgan Bank of America Citigroup Wells Fargo Goldman Sachs Strategy (2) Liabilities / Assets 92% 91% 92% 91% 93% 9% JP Morgan Bank of America Citigroup Wells Fargo Goldman Sachs Strategy Source: FactSet as of 5/1/2026. Strategy data as of 8-K filed on May 18, 2026. (1) For banks, represents Total Equity as reported by FactSet. For Strategy, equal to BTC Reserves less Net Debt. (2) For banks, represents Total Liabilities divided by Total Assets as reported by Factset. For Strategy, represents Net Debt / BTC Reserves. 16

Strategy’s Leverage Remains Below Most S&P 500 Companies $6.0B 8.9% 11.2x (1) (2) Net Debt Net Leverage BTC Rating Average Net Debt / Assets by Rating Average Net Debt / Assets by Sector 65.0% 48.8% 42.4% 38.5% 33.3% 33.2% 27.1% 24.5% 23.0% 22.6% 22.1% 21.9% 16.4% 8.9% 8.9% Strategy A - AAA B - BBB CCC+ and Rated Rated lower Source: S&P 500 companies from Bloomberg as of May 1, 2026. Strategy data as of 8-K filed on May 18, 2026. Figures represent simple average of Net Debt / Total Assets. Net Debt / Total Assets assumed 0% for any company with negative net debt. Excludes Financials sector. Credit ratings represent S&P Long Term Issuer Rating, or alternative rating agency if not rated by S&P. Excludes not rated companies. BTC Rating does not represent a rating from any rating agency and is not equivalent to a “rating” in the traditional financial context. BTC Rating does not account for potential cross defaults under our debt obligations. Refer to the Appendix for more information about BTC Rating. (1) Calculated as the sum of our notional debt outstanding less the USD Reserve. (2) Calculated as the ratio of Net Debt to BTC Reserves. 17

MSTR Common Equity is Amplified Bitcoin (1) Annualized Asset Performance since we adopted a bitcoin standard, August 10, 2020 1335% 559% 452% 120% 41% 19% -19% 125% 59% Total performance 39% 27% 16% 15% 6% 3% -4% (3) (2) (4) MSTR Bitcoin Magnificent S&P 500 Gold Real Estate Money Bonds 7 Source: FactSet as of May 15, 2026. Note: Past performance is not indicative of future results. (1) Since we adopted a bitcoin standard. (2) Real Estate refers to iShares Residential and Multisector Real Estate ETF (REZ). (3) Money refers to Vanguard Federal Money Market Fund (VMFXX). (4) Bonds refers to PIMCO Active Bond ETF (BOND). 18

BTC KPIs 2025 vs. 2026 Reflects the incremental value generated through Strategy treasury operations (1) ₿TC Per Share YoY ₿TC Yield (%) 22.8% FY 2025 May 2025 181,030 YTD 2026 12.6% 219,627 May 2026 (1) ₿TC Gain ₿TC $ Gain ($ billion) FY 2025 ₿101,873 FY 2025 $8.9B YTD 2026 YTD 2026 ₿84,987 $6.6B YTD 2026 as of 5/17/2026 (1) BTC Yield is not equivalent to yield in the traditional financial context and BTC $ Gain is not equivalent to “gain” in the traditional financial context. BTC $ Gain does not represent the fair value gain on our bitcoin holdings and is presented for illustrative purposes only. Refer to the Appendix for more information about BTC Yield, BTC Gain and BTC $ Gain. 19

Our Business Objective is to Increase Bitcoin Per Share (BPS) Strategy issues Digital Credit to increase BTC exposure and create shareholder value 219,627 (Sats Per Share) 194,986 158,826 BTC Yield 91,097 84,872 83,353 56,598 2020 2021 2022 2023 2024 2025 5/17/2026 Note: Past performance is not indicative of future results. Actual results may vary materially. (1) BTC Yield is not equivalent to yield in the traditional financial context. BTC Yield is a KPI that represents the percentage change in BPS from the beginning of a period to the end of a period. Refer to the Appendix for more information about BTC Yield. BTC Yield shown is YoY. 20

Strategy BPS Increase Has Accelerated Since February (Sats Per Share) 220K 213K BTC Yield 202K 0.1% 196K 0.4% 196K 195K Dec-25 Jan-26 Feb-26 Mar-26 Apr-26 May-26 Note: Each bar reflects BPS as reported in the final 8-K filing of the respective month; May 2026 BPS as of 8-K filed on May 18, 2026. BTC Yield is not equivalent to yield in the traditional financial context. BTC Yield is a KPI that represents the percentage change in BPS from the beginning of a period to the end of a period. Refer to the Appendix for more information about BTC Yield. 21

Objective: Double Bitcoin Per Share in 7 Years Assuming 16% Digital Credit Sales, 9% Dividend Rate, and 1.75x mNAV Bitcoin Per Share (In Sats) 2.0x 381K Increase in BPS 348K 220K BPS 317K 288K in ~5 Months in 2026 10% 262K Annual BTC Yield 237K 215K 195K 24% Amplification 2025 2026 2027 2028 2029 2030 2031 2032 Year Note: Provided for illustrative purposes only. Assuming 30% BTC ARR and Digital Credit sales at $100 par. Actual results may vary materially. 22

Strategy is the Largest US Equity Issuer in 2025 and YTD 2026 Total Equity Raised Common Equity Raised Preferred Equity Raised Strategy’s 8% Market Share $23.2B 6% $16.3B 10% $13.7B 60% 33% 6% $7.5B $7.0B $6.2B 2025 YTD 2026 Source: ECM Analytics, Company filings, Dealogic, Capital IQ, Private Raise, and InsiderScore as of April 25, 2026; market share reflects this cutoff for both Strategy and the broader market. Strategy issuance values as of 8-K filed May 18, 2026. Issuance values by deal type in $ billions. Excludes deals sub-$25M, secondary follow-ons, SPAC IPOs, direct listings, de-listed companies, and mandatories. Includes PIPEs closed in YTD 2026 and both registered & unregistered bought deals. 23

We Structure and Securitize Bitcoin 30-D Ann. Effective Mkt Value (2) Return Volatility Yield Bitcoin MSTR $62B 59% 71% - Higher Volatility ~$1.6 Trillion Mkt Cap & Leverage BTC 39% 32% - (1) 843,738 BTC ~$67B USD STRK $1B 19% 10.7% ~$40 Billion STRD $1B 12% 13.3% Daily Liquidity STRE €1B 13.0% STRF $1B 5% 10.0% Lower Volatility & Leverage STRC $11B 3% 11.5% Note: Market data as of May 15, 2026. (1) As of 8-K filed on May 18, 2026. (2) Annualized return since August 10, 2020. For illustrative purposes only; does not constitute investment advice and should not form the basis for an investment in MSTR or any other securities. 24

MSTR is the World's Most Widely Held Bitcoin Proxy

Estimated number of holders and beneficiaries of MSTR common shares

~1,400

Institutions[1]

- *Asset Managers: BlackRock, Capital Group, Fidelity, Vanguard*
- *Pension Funds: CalPERS, CalSTRS, NPS Korea, AIMCo*
- *Insurance: Dai-ichi Life, Northwestern Mutual*
- *Sovereign Wealth Fund: Norges Bank*

~927,000

Retail Accounts[2]

- *Brokerages*
- *Retirement Accounts*
- *Direct Registration*

~1,300

ETFs & Funds[3]

- *Nasdaq 100*
- *Russell 1000*
- *MSCI World Index*
- *Multiple US and non-US ETFs and Mutual Funds*

~100M+

Beneficiaries[4]

(1) Per Bloomberg, total reported holders. (2) Management estimate based on data from Broadridge. (3) Management estimate of investor counts based on ETF and fund assets under management divided by assumed average position sizes per investor, informed by industry data on retail brokerage account sizes and typical allocations. Actual investor counts may vary significantly due to institutional ownership, advisor-managed accounts, and overlapping holdings. (4) Beneficiaries based upon estimate of AUM of all funds that hold MSTR and the avg. size of an individual's holdings.

25

Strategy₿

Digital Credit Copyright © 2026 Strategy. All Rights Reserved.

Digital Capital was Created by Combining Various Innovations Proof of Work Public Key Cryptography Peer to Peer Networking Distributed Timestamping 27

Digital Credit was Created by Combining Various Innovations Listed Digital Equity $MSTR Listed Digital Capital $BTC Listed Preferred Equity $STRC STRC Monthly Variable Dividend Return of Capital (ROC) Actively Managed ATM Program 28

Strategy Transforms Digital Capital into Digital Credit We remove Currency Risk USD, EUR, etc. We reduce Economic Risk Overcollateralized, Seniority We compress Duration Risk Monthly cash dividends We damp Volatility Par value $100 We distill Yield Fixed income rate % Note: Reducing currency risk here means holding an instrument denominated in a sovereign currency, as opposed to a non-sovereign currency, such as Bitcoin. 29

Digital Credit Solves The Investor’s Dilemma Double Digit Tax Low Capital Returns Efficiency Volatility Preservation Equity PPOO Investors Credit OOPP Investors PP PP STRC Note: For illustrative purposes only. Past performance is not indicative of future results. Actual results may vary materially. 30

Digital Credit is Designed for Every Investor Class Corporate Treasuries Hybrid & Equity Institutional Investors Credit Investors STRC Digital Money / Retail Crypto Native Investors 31

Digital Credit is the Re-Emergence of Preferred Capital From railroads to Digital Credit, preferred stock is re-emerging as a core financing tool 2025+ Digital Credit is 1800s – early 1900s re-establishing preferreds as Preferred was a core part of the capital structure and represented a core financing layer ~20–40% of capital structures mid 1900s – early 2000s Rise of liquid debt markets and regulation pushed preferred into niche use Historical estimates based on typical railroad and utility capital structures in the late 19th and early 20th centuries. Figures are illustrative and for directional purposes only. 32

Performance of BTC vs. Traditional Asset Classes (1) Annualized Asset Performance since we adopted a bitcoin standard, August 10, 2020 39% 16% 15% 6% 3% -4% (3) (2) (4) BTC SPY Gold Real Estate Money Bonds Source: FactSet as of May 15, 2026. Note: Past performance is not indicative of future results. (1) Since we announced the Bitcoin Treasury Strategy. (2) Real Estate refers to iShares Residential and Multisector Real Estate ETF (REZ). (3) Money refers to Vanguard Federal Money Market Fund (VMFXX). (4) Bonds refers to PIMCO Active Bond ETF (BOND). 33

Theory of Digital Credit Any capital asset can serve as a credit collateral base, but bitcoin is superior Higher long-term capital growth potential stretches credit yield Expected Future Annual Return 30% Potential Yield on Credit 12% 11% 10% 6% 6% 5% 3% BTC SPY Gold Real Estate Note: For illustrative purposes only. Expected return assumptions are hypothetical and reflect management estimates based on current market conditions. Actual results may differ materially. 34

Digital Credit Strips out the First 11% Return of BTC Digital Capital ~30% ARR Digital Credit (1) 11.5% Yield Year 0 Time Year 10 Note: For illustrative purposes only. Expected return assumptions are hypothetical and reflect management estimates based on current market conditions. Actual results may differ materially. (1) As of STRC dividend rate announced for April 2026. 35

Digital Equity Absorbs the Excess Return Digital Equity ~60% ARR Digital Capital ~30% ARR Digital Credit (1) 11.5% Yield Year 0 Time Year 10 Note: For illustrative purposes only. Expected return assumptions are hypothetical and reflect management estimates based on current market conditions. Actual results may differ materially. (1) As of STRC dividend rate announced for May 2026. 36

Duration and Capital Objectives Aligned Short-term capital demands stability, while long-term capital rewards volatility MSTR Digital Equity BTC Digital Capital STRC Digital Credit Investment Horizon Time Note: For illustrative purposes only, including relative performance indications between STRC, BTC and MSTR. Illustrative “Target Investment Performance” and past performance are not indicative of future performance. Actual results may differ materially. 37 Target Investment Performance

Return of Capital (“ROC”) Strategy Expects ROC Treatment for 10 Years or More, Resulting in Tax-Deferred Dividends Dividend Tax Dividend Tax Typical • Strategy has become the world’s (2) / Income Type Characterization Rate Instruments most scalable, tax-efficient generator of fixed income. STRK, STRF, Reduction of cost Return of Capital STRD, STRC, 0% basis, tax deferred STRE • ROC tax-deferred treatment of dividends results from Strategy’s negative tax earnings & profits Common Dividend Income, (“E&P”). stocks, Qualified Dividends taxed at preferential 20%-35% Preferred (1) tax rate stocks • We expect ROC treatment to continue for the foreseeable future, i.e., ten years or more. Bonds, Ordinary Income, Money Interest Income subject to standard 37%-55% markets, Bank income tax rate accounts Represents Strategy's views. Provided for illustrative purposes only; does not constitute investment or tax advice and should not form the basis for an investment in MSTR, STRD, STRK, STRC, STRF or any other security. Tax treatment of dividends is subject to change based on the financials of Strategy Inc and applicable tax rules. This does not address consequences for non-US investors, who may be subject to withholding on distributions regardless of E&P. E&P may arise in the future, in which case distributions would be treated as qualified dividends (assuming holding period and other requirements are met). Distributions on preferred stock that are classified as “non-taxable return of capital” would result in a decrease in the holder's tax basis. Such decrease in tax basis would then translate into increased taxation for the holder once the holder's tax basis is entirely depleted or the holder sells the shares. Such increase is not reflected in the above comparison. It is important to consult your tax advisor on all aspects of taxation of the product. Actual results may vary materially from these illustrative results. Based on information available as of April 24, 2026. 38 (1) Applies to the extent treated as qualified dividend income. (2) Includes federal and potential state and local taxes.

Performance of Digital Credit Copyright © 2026 Strategy. All Rights Reserved.

STRC ("Stretch") Highlights

Current Yield

11.5%

Tax-Deferred ("ROC") / 18.3% Tax-Eq. Yield (1)

Hist. Volatility (30D)

3.3%

Designed to be stable at $100

30D Sharpe

2.37

Notional Value

$10.5B

Avg. Daily Liquidity (30D)

$341M

Nasdaq-Listed

2026 YTD ATM

$7.5B

BTC Rating

3.8x

BTC Credit

107 bps

BTC Dividends

39 Yrs

Note: Notional Value and 2026 YTD ATM as of 8-K filed on May 18, 2026. All other figures as of market close on May 15, 2026. (1) Assuming a U.S. individual investor with a 37% marginal U.S. Federal Income Tax-Rate and return of capital treatment on Strategy dividends. Upon disposition or redemption, an investor will be subject to tax on all prior "return of capital" distributions at the applicable capital gains rate. Upon depletion of an investor's basis, further distributions are taxable as capital gains. BTC years Includes coverage of interest expense for outstanding indebtedness. BTC Rating does not represent a rating from any rating agency and is not equivalent to a "rating" in the traditional financial context. BTC Rating does not account for potential cross defaults under our debt obligations. Refer to the Appendix for more information about Duration, BTC Rating.

40

Strategy

STRC Has Rapidly Grown to $10.5 Billion Notional Value Outstanding (in $B) $10.5B ~430% $10.0B Annualized Growth Rate $8.0B $7.7B Added through ATM $6.0B $2.8B $4.0B $2.0B Jul-25 Aug-25 Sep-25 Oct-25 Nov-25 Dec-25 Jan-26 Feb-26 Mar-26 Apr-26 May-26 Note: As of 8-K filed on May 18, 2026. Historical performance does not guarantee future results. Actual results may vary materially. 41

STRC is the Largest Tradeable Preferred in the World

Tradeable preferreds ranked by market cap


USD billions
$10.5B
$4.7B
$3.7B
$3.6B
$3.0B
$2.7B
$2.5B
$1.9B
$1.7B
$1.5B
STRC
Strategy
NASDAQ
WFC/PL
Wells Fargo
NYSE
BAC/PL
Bank of America
NYSE
FNMAS
Fannie Mae
OTC
FMCKJ
Freddie Mac
OTC
C/PN
Citi
NYSE
POW.PR.E
Power Corp of Canada
Toronto
JPM/PC
JP Morgan Chase
NYSE
JPM/PD
JP Morgan Chase
NYSE
WFC/PZ
Wells Fargo
NYSE

Data based on Bloomberg screen of global exchange-listed (including OTC) preferreds as of April 20, 2026. Excludes mandatory convertible preferred stock and issuances without a quoted price. Market cap calculated as preferred shares outstanding multiplied by bid price as reported by Bloomberg. Preferreds that trade in foreign denomination converted to USD. STRC data as of 8-K filed on May 18, 2026.

42

STRC Liquidity is ~23x the Second Largest Preferred

Tradeable preferreds 30D average daily liquidity ranked by market cap



USD millions
$341M
$15M
$16M
$9M
$5M
$4M
<$1M
$4M
$3M
$4M
STRC
Strategy
NASDAQ
WFC/PL
Wells Fargo
NYSE
BAC/PL
Bank of America
NYSE
FNMAS
Fannie Mae
OTC
FMCKJ
Freddie Mac
OTC
C/PN
Citi
NYSE
POW.PR.E
Power Corp of Canada
Toronto
JPM/PC
JP Morgan Chase
NYSE
JPM/PD
JP Morgan Chase
NYSE
WFC/PZ
Wells Fargo
NYSE

Data based on Bloomberg screen of global exchange-listed (including OTC) preferreds as of April 20, 2026. Excludes mandatory convertible preferred stock and issuances without a quoted price. Market cap calculated as preferred shares outstanding multiplied by bid price as reported by Bloomberg. Preferreds that trade in foreign denomination converted to USD. STRC data as of 8-K filed on May 18, 2026. 30D ADTV estimated based on 30D average shares traded multiplied by current market price as reported by Bloomberg. STRC data as of 8-K filed on May 18, 2026.

43

Strategy

STRC Has the Highest Liquidity as a % of Market Cap

Tradeable preferreds 30D average daily liquidity as % of market cap


3.3%
0.3%
0.4%
0.3%
0.2%
0.2%
0.0%
0.2%
0.2%
0.2%
STRC
Strategy
NASDAQ
WFC/PL
Wells Fargo
NYSE
BAC/PL
Bank of America
NYSE
FNMAS
Fannie Mae
OTC
FMCKJ
Freddie Mac
OTC
C/PN
Citi
NYSE
POW.PR.E
Power Corp of Canada
Toronto
JPM/PC
JP Morgan Chase
NYSE
JPM/PD
JP Morgan Chase
NYSE
WFC/PZ
Wells Fargo
NYSE

Data based on Bloomberg screen of global exchange-listed (including OTC) preferreds as of April 20, 2026. Excludes mandatory convertible preferred stock and issuances without a quoted price. Market cap calculated as preferred shares outstanding multiplied by bid price as reported by Bloomberg. Preferreds that trade in foreign denomination converted to USD. STRC data as of 8-K filed on May 18, 2026. 30D ADTV estimated based on 30D average shares traded multiplied by current bid price as reported by Bloomberg. STRC data as of 8-K filed on May 18, 2026.

44

Strategy₿

STRC Traded Near Par & Paid Dividends while BTC Fell 36% (1) STRC Price BTC Price STRC Rate +7.4% in Dividends 13.00% 12.00% 11.50% 11.50% 11.50% $120 11.25% 11.00% 10.75% 11.00% 10.50% 10.00% $100 0% 9.00% 8.00% $80 7.00% 6.00% $60 (36%) 5.00% 4.00% $40 3.00% 2.00% $20 1.00% 0.00% $0 6-Oct-25 6-Nov-25 6-Dec-25 6-Jan-26 6-Feb-26 6-Mar-26 6-Apr-26 6-May-26 15-May-26 Note: As of May 15, 2026. Historical performance does not guarantee future results. Actual results may vary materially. (1) Cumulative dividends (% of par) on STRC during the shown time period. 45

$104.00 200.00% 180.00% STRC is Consistently Trading in its Target Range in 2026. $102.00 160.00% % of Time in Target Range ($99 – $101) $99.92 $99.89 Monthly VWAP $100.00 $99.69 $99.64 140.00% Target Range $99.18 $98.47 $98.69 120.00% $97.84 $97.45 $98.00 100% 100% 100% 100.00% $96.31 90% $96.00 80.00% 76% 60.00% $94.00 49% 40.00% 29% $92.00 21% 20.00% 0% 0% $90.00 0.00% Aug-25 Sep-25 Oct-25 Nov-25 Dec-25 Jan-26 Feb-26 Mar-26 Apr-26 May-26 Sources: FactSet as of 5/15/2026. Note: For illustrative purposes only. Historical performance does not guarantee future results. Actual results may vary materially. 46

Historical Volatility Has Rapidly Declined to ~3% 14% 3% Aug 18, '25 - Mar 13, '26 Mar 16, '26 - May 15, '26 Maturation Launch Note: As of market close on May 15, 2026. Each ex-dividend cycle runs from one day after the prior ex-dividend date through the next ex-dividend date (inclusive). Launch bar: 7 complete cycles; Maturation bar: 2 complete cycles. Historical performance does not guarantee future results. Actual results may vary materially. 47

STRC Tax-Equivalent Yield vs. Other Credit Instruments


18.3%
11.5%
8.4%
6.5%
6.3%
4.8%
4.7%
3.7%
3.6%
3.6%
0.4%
STRC (Tax-Eq. Yield)
STRC (at Par)
Private Credit
Junk Bonds
Bank Preferreds
Investment Grade
Mortgage Backed
Treasury Bills
Money Markets
Commercial Paper
Bank Accounts

Provided for illustrative purposes only; does not constitute investment advice and should not form the basis for making an investment decision in STRC or any other security. Tax-Equivalent Yield calculated assuming a U.S. individual holder with a 37% U.S. Federal Income Tax-Rate. STRC Yield uses an 11.5% Effective Yield at Par. STRC Tax-Equivalent Yield calculated using an 11.5% Effective Yield at Par divided by 1 less a 37% U.S. Federal Income Tax-Rate. See Appendix for more details.
Source: Bloomberg and FRED as of January 26, 2026. STRC data as of 5/15/26.

48

Strategy₿

(1) STRC Tax-Equivalent Yield vs. Currencies 18.3% 11.5% 3.8% 3.8% 3.7% 3.7% 2.4% 2.2% 2.0% 1.2% 0.7% -0.1% STRC STRC AUD GBP USD AED KRW CAD EUR SGD JPY CHF (at Par) (Tax-Eq. Yield) Provided for illustrative purposes only; does not constitute investment advice and should not form the basis for making an investment decision in STRC or any other security. Tax-Equivalent Yield calculated assuming a U.S. individual holder with a 37% Federal Income Tax-Rate. STRC Yield uses an 11.5% Effective Yield at Par. STRC Tax-Equivalent Yield calculated using an 11.5% Effective Yield at Par divided by 1 less a 37% U.S. Federal Income Tax-Rate. See appendix for further details. (1) Shortest available (1-month or 3-month) sovereign credit rates as reported by Bloomberg as of January 26, 2026. STRC data as of 5/15/26. 49

STRC Tax-Equivalent Yield For Individuals 23.9% 23.1% 22.0% 21.3% 20.5% 19.8% 18.3% 18.3% 3.6% New York San Washington Boston Philadelphia Chicago Miami Dallas US Money City Francisco / DC Los Angeles Provided for illustrative purposes only; does not constitute investment advice and should not form the basis for making an investment decision in STRC or any other security. Tax-Equivalent Yield calculated assuming a 11.50% Effective Yield at Par and a 37% Federal Income Tax-Rate and respective State and City Tax-Rate. See Appendix for more details. 50

STRC Sharpe Ratio Compared to Traditional Credit 2.37 0.74 0.25 0.20 0.12 -0.15 STRC Junk Investment Banks Mortgage Treasury Bonds Grade Preferreds Backed Bills Note: As of market close on May 15, 2026. With respect to credit and preferred equity instruments, calculated as (Effective Yield - Risk-Free Rate) / Hist Volatility (30D). Historical performance does not guarantee future results. Actual results may vary materially. 51

STRC Sharpe Ratio Compared to Traditional Asset Classes 2.37 0.99 0.93 0.86 0.40 0.14 STRC SPY QQQ BTC GLD VNQ Note: As of market close on May 15, 2026. With respect to credit and preferred equity instruments, calculated as (Effective Yield - Risk-Free Rate) / Hist Volatility (30D). With respect to commodity or common equity instruments, calculated as (BSE Annualized Return - Risk-Free Rate) / Hist Volatility (1Y). BSE Sharpe reflects long-term realized performance, while 30D Sharpe reflects forward-looking yield relative to recent volatility; values are not directly comparable. Historical performance does not guarantee future results. Actual results may vary materially. 52

STRC Sharpe Ratio Compared to Traditional Equities 2.37 1.92 1.06 0.68 0.55 0.42 0.35 0.19 STRC NVDA GOOG AAPL TSLA MSFT META AMZN Note: As of market close on May 15, 2026. With respect to credit and preferred equity instruments, calculated as (Effective Yield - Risk-Free Rate) / Hist Volatility (30D). With respect to common equity instruments, calculated as (BSE Annualized Return - Risk-Free Rate) / Hist Volatility (1Y). BSE Sharpe reflects long-term realized performance, while 30D Sharpe reflects forward-looking yield relative to recent volatility; values are not directly comparable. Historical performance does not guarantee future results. Actual results may vary materially. 53

STRC Sharpe Ratio Compared to Hedge Fund Strategies 2.37 2.18 1.76 1.68 1.43 1.17 1.07 1.04 0.80 STRC Multistrategy Macro Municipal Equity Arbitrage Emerging Credit and Event Driven Credit Markets Fixed Income Note: STRC Sharpe ratio calculated as (Effective Yield – Risk-Free Rate) divided by Hist Volatility (30D), as of May 15, 2026. Hedge fund Sharpe ratios based on 5-year Sharpe ratios through 2024 from “Consolidated Top 50 Hedge Fund Performance By Strategy,” as presented in the 2025 Survey of the Top 50 Hedge Funds (22nd Ed., Global Investment Report, E. Uhlfelder, June 30, 2025), Hedge fund characteristics shown are representative of typical industry structures and may vary by manager and strategy. Historical performance does not guarantee future results. Actual results may vary materially. 54

Hedge Funds, Private Credit, Digital Credit Private Equity Liquid Illiquid Lockups from ~90 days (Hedge Funds) to 3-7 yrs (Private Credit) to 7-10 yrs (Private Equity); limited or no interim liquidity No Fee High Fee 1-2% mgmt. fee + 10-20% carry/performance fee Homogeneous Heterogeneous Many different assets clubbed together; hard to assess risk Scalable Discrete Capital cannot be raised and deployed smoothly Accessible Restricted Access is limited to accredited and institutional investors Transparent Opaque Holdings and marks are not regularly and fully disclosed Note: For illustrative purposes only. 55

Digital Credit is Superior to Traditional Asset Classes Asset # of Aggregate (1) (2) (3) (4) Yield Duration Asset Coverage Liquidity Class Securities Outstanding (1) U.S. Treasury 647 $31.8 trillion 3.9% 6.6 N/A Very Liquid (2) MBS 265,236 $3.1 trillion 4.9% 2.7 1.3x Very Liquid (3) IG Bonds 20,591 $5.1 trillion 4.1% 5.9 4.0x $4 million (4) $2.7 trillion Junk Bonds 4,611 6.9% 3.2 2.1x $1 million (5) Preferreds 8.7 533 $237 billion 6.9% 2.7x $1 million (6) S&P 500 503 $64.7 trillion 1.1% N/A 6.9x $986 million (7) Nasdaq 100 101 $36.5 trillion 0.4% N/A 7.5x $2.7 billion Gold $33.1 trillion N/A N/A N/A Very Liquid Money Market $8.2 trillion 3.6% 0.1 N/A Very Liquid Funds STRC $10.5 billion 11.5% ~1 month 3.8x $341 million Source: Bloomberg of April 2026. Market sizes shown are not mutually exclusive and may reflect areas of overlap across segments of the fixed income markets. See endnotes for more information. Historical performance does not guarantee future results. Actual results may vary materially. (1) Effective Yield; (2) Effective Duration; (3) BTC Rating for STRC; (4) Avg. Daily Trading Volume (30D). STRC data as of May 15, 2026. Refer to Endnotes in Appendix for Asset Class superscript definitions 56

Digital Credit is Superior to Traditional Asset Classes 14% Size Represents Market Size 12% STRC $10.5B 10% (4) HY Bonds 8% $3T 6% (3) IG Bonds (5) Preferreds $5T $237B 4% (2) MBS $3T 2% (1) U.S. Treasuries $32T 0% 0 1 2 3 4 5 6 7 8 9 10 Effective Duration Source: Bloomberg of April 22, 2026. See endnotes for more information. Historical performance does not guarantee future results. Actual results may vary materially. STRC data as of May 15, 2026. Refer to Endnotes in Appendix for Asset Class superscript definitions 57 Effective Yield (%)

Adoption of Digital Credit Copyright © 2026 Strategy. All Rights Reserved.

Digital Credit is Designed for Every Investor Class Retail Investors Corporate Treasuries Accessible ~80% 120K through leading (1) brokerages Held by Retail Retail Accounts TradFi Institutional Crypto Native Innovations Investors (1) Estimate based on NOBO data as of 4/17/2026; can possibly include RIAs, family offices, trust accounts, smaller institutional vehicles, etc. 59

STRC is Widely Held Across All Leading Retail Brokerages Broadly accessible to retail investors across brokerages and ETFs STRC Ownership ~ 20% Institutional (1) ~ 80% Retail Ownership Ownership ~% of STRC Held through 4% 23% 17% 5% 5% (ETF) 2% 2% 2% 2% <1% 5% Unknown (ETF) (2) ~3M estimated beneficiaries of STRC Strategy.com as of 5/1/2026. (1) Management estimate based on data from Broadridge. (2) Management estimate of investor counts based on ETF and fund assets under management divided by assumed average position sizes per investor (~$20,000), informed by industry data on retail brokerage account sizes and typical allocations. Actual investor counts may vary significantly due to institutional ownership, advisor-managed accounts, and overlapping holdings. 60

~3 Million Households Benefit From STRC ~3 Million STRC Households Management estimate based on ETF and fund assets under management divided by assumed average position sizes per investor, informed by industry data on retail brokerage account sizes and typical allocations. Actual investor counts may vary significantly due to institutional ownership, advisor-managed accounts, and overlapping holdings. 61

Corporates Are Allocating Treasury Capital to STRC Adoption across operating companies, financial institutions, and bitcoin treasury firms $10M $80M $50M $10M Feb 2026 Mar 2026 Feb 2026 Feb 2026 Ongoing discussions with more corporates; increased liquidity expected to unlock larger capital allocations 62

STRC is a Top Holding in Leading Preferred ETFs Included in the largest preferred ETF platforms including BlackRock and VanEck #1 Largest #6 Largest Preferred ETF Preferred ETF ($14B AUM) ($2B AUM) PFF PFXF iShares Preferred and Income Securities ETF VanEck Preferred Securities ex Financials ETF Company Ticker Market Value ($M) ETF Weight Company Ticker Market Value ($M) ETF Weight Boeing BA/PA $578 4.15% Boeing BA/PA $241 9.74% Oracle ORCL/PD $397 2.85% Oracle ORCL/PD $169 6.84% Strategy STRC $346 2.48% Strategy STRC $142 5.73% Wells Fargo WFC/PL $321 2.31% Albemarle ALB/PA $102 4.12% HPE/PC Albemarle ALB/PA $242 1.74% Hewlett Packard Enterprise $78 3.15% Hewlett Packard Enterprise HPE/PC $185 1.33% Microchip Technology MCHPP $72 2.90% NEE/PV Bank of America BAC/PL $183 1.31% Nextera Energy $67 2.72% Citigroup Capital XIII C/PN $181 1.30% Nextera Energy NEE/PS $67 2.70% SOMN Microchip Technology MCHPP $168 1.21% Southern Co $59 2.41% Nextera Energy NEE/PV $160 1.15% Nextera Energy NEE/PT $46 1.86% Note: ETF sizes and rankings according to etfdb.com and MutualFunds.com as of May 14, 2026. Holdings as reported by ETF providers. 63

Third-Party ETFs Expanding the STRC TradFi Ecosystem New ETF filings and issuer engagement signal growing demand for STRC-based products Announced products Pipeline & momentum Strive – Filed U.S. ETF focused on STRC and SATA ✓ Active discussions with 4 U.S. and international ETF issuers ✓ Interest in leveraged and structured STRC-based strategies ✓ Expanding potential for global 21Shares – Launched STRC ETP in Europe distribution 64

Digital Money & Digital Yield Copyright © 2026 Strategy. All Rights Reserved.

Bitcoin Transformed Into Programmable Capital Strategy transforms Digital Capital into Digital Credit and Equity, enabling financial innovation Layer 3 0% Vol, 6-9% Yield Digital Money STRC 3% Vol, 11.5% Yield Higher Vol, 15-25% Yield Digital Credit Digital Yield Enabling structured portfolios and new financial innovations, MSTR 41% Vol, 39% ARR Digital Capital with credit that is uncorrelated 71% Vol, 59% ARR Digital Equity to traditional assets Historical performance does not guarantee future results. Actual results may vary materially. 66

Digital Money is 0% volatility, daily liquid instruments built on Digital Credit. Digital Yield is non-zero volatility or illiquid instruments built on Digital Credit. 67

Digital Credit is Programmable Across Dimensions Dimension Range Type Token, Private Fund, Public Fund, Account Platform Exchange, Bank, Network, Corporate Volatility 0 – 10% Liquidity Continuous, Daily, Monthly, Quarterly, Annually Yield 5% – 25% Currency GBP, EUR, JPY, CHF, CAD, AUD 68

Digital Money can be Issued in Various Forms Description Possible Partners Digital Money Crypto Token Tether, Circle Coin Digital Money Private or Public ETFs Blackrock, Vanguard Fund Digital Money Commercial Banks or JP Morgan, Citi, FAB Account Crypto Exchanges Coinbase, Binance 69

STRC can be Stepped Down or Stepped Up with Leverage Leverage Performance Volatility % 0% <1x STRC 20% - 80% 5% - 10% 1x STRC 100% 11.5% 3% 0% - 10% >1x STRC 150% - 300% 15% - 25% Note: For illustrative purposes only. Historical performance does not guarantee future results. Actual results may vary materially. 70

Layer 3 Adoption STRC serves as the building block for further innovation across crypto and TradFi ecosystems STRC Held Company Description (if reported) (1) $280M Dividend-Backed Stablecoin (2) $3M BTC-Backed Synthetic Dollar $83M Tokenized STRC Trading (xSTRC) - Tokenized Wrapped STRC Trading (STRCon) Crypto - Yield Trading on STRC-Backed Assets Innovations $2M Exchange Paying STRC Yield in BTC $70M Yield-Bearing Stablecoin Backed by STRC - Tokenized wSTRC for DeFi - Risk Tranching on STRC Yield - STRC-Backed High-Yield Account TradFi - STRC Enhanced Cash Innovations - Dual-Class STRC Income Fund $3M European STRC ETP Sources: Company websites, CoinGecko, Dune. (1) Apyx’s $280M position includes both STRC and xSTRC; xSTRC holdings overlap with the Kraken (xSTRC) line. (2) STRC exposure is held via sUSDat from Saturn. 71 $111M $33M $2.5M $56M

Distribution of STRC in DeFi Industry

STRC adoption in DeFi has scaled rapidly, growing to $440M+



$730M+
Ondo Launch
May 2026
Saturn Launch
Hermetica Launch
Apr 2026
Apyx Launch
Roxom STRC Launch
Mar 2026
STRC Tokenized on Kraken
xStocks
Dec 2025
STRC Launch
Jul 2025
$440M
STRC in DeFi
AUM ($M)
DeFi AUM ($M)

STRC DeFi AUM is an illustrative estimate based on available information; DeFi AUM reflects total AUM of protocols built on STRC, while orange bar represents STRC held within those protocols. CoinGecko & Company websites as of 5/15/2026. Historical performance does not guarantee future results. Actual results may vary materially.

72

Strategy₿

Bitcoin is No Longer Passive Capital Further Applications Layer 3 Onchain yield Digital Credit Yield Layer Digital Capital 73 73

STRC Risk Model Copyright © 2026 Strategy. All Rights Reserved.

BTC Credit of STRC is Driven by BTC Rating, ARR & Vol Impact of BTC ARR and BTC Vol Assumptions on BTC Credit of STRC (in bps) Investment Grade High Yield Distressed Risk BTC ARR Assuming 4x BTC Rating for STRC -10% 0% 10% 20% 30% 30% 679 162 20 1 0 35% 815 264 56 7 0 40% 948 377 23 3 112 45% 1079 499 187 53 11 50% 1211 626 276 100 28 Note: For illustrative purposes only ; does not constitute investment advice and should not form the basis for an investment in MSTR or any other securities. Historical performance does not guarantee future results. Actual results may vary materially. BTC Credit ranges reflect: Investment Grade ≤150 bps, High Yield 150–500 bps, Distressed Risk >500 bps. 75 BTC Vol

BTC Credit of STRC is Driven by BTC Rating, ARR & Vol Impact of BTC ARR and BTC Vol Assumptions on BTC Credit of STRC (in bps) Investment Grade High Yield Distressed Risk BTC ARR Assuming 3x BTC Rating for STRC -10% 0% 10% 20% 30% 30% 980 274 43 3 0 35% 1100 396 98 15 1 40% 1219 523 40 6 173 45% 1339 654 264 83 19 50% 1460 788 368 142 44 Note: For illustrative purposes only ; does not constitute investment advice and should not form the basis for an investment in MSTR or any other securities. Historical performance does not guarantee future results. Actual results may vary materially. BTC Credit ranges reflect: Investment Grade ≤150 bps, High Yield 150–500 bps, Distressed Risk >500 bps. 76 BTC Vol

BTC Credit of STRC is Driven by BTC Rating, ARR & Vol Impact of BTC ARR and BTC Vol Assumptions on BTC Credit of STRC (in bps) Investment Grade High Yield Distressed Risk BTC ARR Assuming 2x BTC Rating for STRC -10% 0% 10% 20% 30% 30% 1545 523 111 12 1 35% 1610 660 198 38 4 40% 1687 796 83 15 300 45% 1774 930 413 147 39 50% 1870 1064 534 227 78 Note: For illustrative purposes only ; does not constitute investment advice and should not form the basis for an investment in MSTR or any other securities. Historical performance does not guarantee future results. Actual results may vary materially. BTC Credit ranges reflect: Investment Grade ≤150 bps, High Yield 150–500 bps, Distressed Risk >500 bps. 77 BTC Vol

Upgrading STRC Copyright © 2026 Strategy. All Rights Reserved.

Proposing to Pay STRC Dividends Semi-Monthly th 1) Dividends paid two times a month instead of once: 15 & month-end; (1) economics unchanged 2) Designed to Stabilize Price, Dampen Cyclicality, Drive Liquidity, Grow Demand 3) Nasdaq Rules Limit Frequency (10 Days between Declaration & Record) (1) Annual dividend payment amounts are unchanged; payments are made more frequently. However, dividend timing shifts under a mid-month reset: half of the monthly dividend is effectively deferred by ~two weeks. For example, if the July rate is 11.5% and the August rate is 12%, then: the first payment made in August (on August 15th and tied to the July 31st record date) will be the second half of the July 11.5%-rate payment; the second payment made in August (on August 31st and tied to the August 15th record date) will be the first half of the August 12%-rate payment; and the first payment made in September (September 15th and tied to the August 31st record date) will be the second half of the August 12%-rate payment. 79

STRC would move an Octave Higher. 2x Frequency. Same Yield. 80

STRC Would Be the Only Pref with Semi-Monthly Dividends Market Cap (1) Pay Quarterly Dividends $260B 921 Pay Monthly Dividends $3.6B 32 Would Pay Semi-monthly $10.5B 1 “STRC” Source: Bloomberg. Universe screened includes preferred securities listed globally with more than $50 million in amount outstanding. Mandatory convertible preferred securities are excluded from the screen. The screen is intended to capture the investable universe of globally listed preferred securities. Market comparison information as of April 17, 2026; STRC Market Cap as of May 18, 2026. (1) Quarterly frequency or slower. 81

STRC Would Be the Only Equity with Semi-Monthly Dividends Market Cap (1) Pay Quarterly Dividends $150T 24,000 Pay Monthly Dividends $304B 176 Would Pay Semi-monthly $10.5B 1 “STRC” Source: Bloomberg. Universe includes actively traded equities; excludes mutual funds, ETFs, closed-end funds, receipts, and certificates. Receipts/certificates excluded to avoid double counting across currencies. Screened for dividend yield > 0. Market comparison information as of April 17, 2026; STRC Market Cap as of May 18, 2026. (1) Quarterly frequency or slower. 82

Thank You Copyright © 2026 Strategy. All Rights Reserved.

Appendix Copyright © 2026 Strategy. All Rights Reserved.

STRC Credit Guidance Update to our rate adjustment guidance to maintain the target price range: Full-month VWAP $105 $104 If VWAP for the month is above $101, $103 we will recommend a rate decrease and/or a follow-on offering. $102 $101 Target Price Range $100 $99 $98 If VWAP for the month is between $95-$99, $97 we will recommend a 25 bps or more rate increase. $96 $95 $94 $93 If VWAP for the month is less $95, $92 we will recommend a 50 bps or more rate increase. $91 $90 Note: All recommended dividend rate changes under this framework are subject to approval by the Company’s Board of Directors, and dividends will only be declared and paid when, as, and if the Board determines such changes are in the best interest of the Company and its stockholders. Recommendations may be adjusted to reflect prevailing market conditions at the time of recommendation. This structured approach is intended to maintain the trading price of STRC Stock near its $100 per share stated amount. There can be no assurance that the recommended dividend adjustments will achieve such intention. Strategy may change or suspend this framework at any time in its sole discretion, consistent with the terms of the STRC Stock. 85

BTC Breakeven ARR Updates on Website Every 15 Seconds 86

Selling BTC to Pay Dividends While Remaining a Net BTC Buyer Illustrative 1-year scenario: Sell BTC to pay $1.5B dividends; Sell STRC to buy BTC STRC Sales 0% 2.3% 5% 10% 15% 20% (as % of BTC Reserve) STRC Sales 0 $1.5B $3.2B $6.4B $9.6B $12.8B BTC Breakeven 144,675 103,758 Net BTC 62,842 Bought 21,925 0 -18,992 17.7% 12.7% 7.7% BTC Yield 2.7% 0.0% -2.3% Note: For illustrative purposes only. Assuming no other changes to the capital structure. BTC Price of $78,350. BTC Count as of 8-K filed on May 4, 2026. Assumes a 11.5% STRC dividend yield on existing STRC outstanding and does not give effect to incremental dividends from new STRC issuance. 87

Important Information about KPIs used in this Presentation The Company seeks to increase BPS (defined below) by growing its bitcoin holdings faster than Assumed Diluted Shares Outstanding (defined below) through a combination of bitcoin acquisitions and disciplined use of equity and credit markets. To assess achievement of this strategy, the Company monitors and reviews the following Key Performance Indicators (“KPIs”): • Bitcoin Per Share (in Sats) (BPS) represents the ratio between the Company’s bitcoin holdings and its Assumed Diluted Shares Outstanding, expressed in terms of Satoshis or Sats , where: • “Assumed Diluted Shares Outstanding” refers to the aggregate of the Company’s Basic Shares Outstanding as of the dates presented plus all additional shares that would result from the assumed conversion of all outstanding convertible notes and convertible preferred stock, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units as of such dates. Assumed Diluted Shares Outstanding is not calculated using the treasury method, incorporates approximate forfeitures of awards in the current period which may be subject to future adjustment and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of convertible debt instruments. • “Basic Shares Outstanding” reflects the actual class A common stock and class B common stock outstanding as of the dates presented. For purposes of this calculation, outstanding shares of such stock are deemed to include shares, if any, that (A) were sold under at-the-market equity offering programs, or (B) were to be issued pursuant to (i) options that had been exercised, (ii) restricted stock units that have vested or (iii) conversion requests received with respect to convertible securities, but which in each case were pending issuance as of the dates presented. • A “Satoshi” or a “Sat” is one one-hundred-millionth of one bitcoin, currently the smallest indivisible unit of a bitcoin. • BTC Yield represents the percentage change in BPS from the beginning of a period to the end of a period. • BTC Gain represents the number of bitcoins held by the Company at the beginning of a period multiplied by the BTC Yield for such period. • BTC $ Gain represents the dollar value of the BTC Gain calculated by multiplying the BTC Gain by the market price of bitcoin. For determining BTC $ Gain QTD and YTD, unless otherwise specified, the Company uses the current market price of bitcoin. For determining BTC $ Gain for a past fiscal year or other past period, the Company uses the market price of bitcoin as of 4:00pm ET as reported on the Coinbase exchange on the last day of the applicable period. The Company uses these market prices of bitcoin for this calculation solely for the purpose of facilitating this illustrative calculation. When the Company presents these KPIs for any period (a measurement period ) that is a subdivision of a longer specified period (the reference period ), (i) BTC Yield is calculated as the BTC Yield for the period from the beginning of the reference period to the end of the measurement period, less the BTC Yield for the period from the beginning of the reference period to the beginning of the measurement period, (ii) BTC Gain is calculated using the BTC Yield for the measurement period and our bitcoin holdings at the beginning of the reference period rather at the beginning of the measurement period, and (iii) BTC $ Gain is calculated by multiplying such revised BTC Gain by the market price of bitcoin at the end of the measurement period. When the Company presents these metrics for an interim period within a fiscal year (e.g., a monthly, quarterly, or quarter-to-date period), then the reference period is that fiscal year, unless stated otherwise. For example, if BPS is 100 at the beginning of a fiscal year (the reference period), 110 at the end of the first quarter and 125 at the end of the second quarter, the BTC Yield for the second quarter (the measurement period) is calculated as (125/100 − 1) less (110/100 − 1), or 15%—reflecting the 15-point BPS increase from 110 to 125 expressed against the reference period starting BPS of 100. The sum of the first quarter BTC Yield (10%) and the second quarter BTC Yield (15%) equals the year-to-date BTC Yield of 25% (125/100 − 1). 88

Important Information about KPIs used in this Presentation (Cont’d) The Company uses BPS, BTC Yield, BTC Gain and BTC $ Gain as KPIs to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. The Company also believes these KPIs can supplement investors’ understanding of how the Company chooses to fund bitcoin purchases and the value created in a period: • BPS measures the ratio of the Company’s bitcoin holdings to the Assumed Diluted Shares Outstanding, which provides management and investors a baseline with which to assess the Company’s achievement of its strategy of acquiring bitcoin in an accretive manner over a given period. When evaluating a capital raise transaction, the Company reviews this metric and considers the impact such transaction will have on this ratio on a pro forma basis. This metric forms the baseline for the Company’s BTC Yield, BTC Gain and BTC $ Gain KPIs, which present changes in BPS from the beginning of a period to the end of the period in different formats, and which the Company reviews to assess the performance of its strategy of acquiring bitcoin in a manner it believes to be accretive to shareholders. • BTC Yield measures the percentage change in BPS from the beginning of a period to the end of a period, which helps management and investors assess how the Company’s achievement of its strategy of acquiring bitcoin in an accretive manner varies across periods. The Company uses BTC Yield to evaluate whether its capital markets activity and bitcoin acquisition strategy resulted in gross per-share accretion (or dilution) on an Assumed Diluted Shares Outstanding basis over an applicable period, and to compare the impact of its strategy across periods. • BTC Gain hypothetically expresses the percentage change reflected in the BTC Yield metric as if it reflected an increase in the amount of bitcoin held at the end of the applicable period as compared to the beginning of such period, which provides management and investors with visibility into the absolute change in the Company’s bitcoin holdings resulting from the Company’s BTC Yield. The Company uses BTC Gain to measure the accretive or dilutive impact of the change in BPS over an applicable period in absolute terms relative to the Company’s bitcoin holdings. This metric can be particularly helpful when comparing the execution of the Company’s capital markets strategy across periods, as BTC Yield may be lower when the Company’s bitcoin asset base is larger, but result in the same BTC Gain. For example, a 10% BTC Yield with a starting amount of 100,000 bitcoin will result in 10,000 BTC Gain, which is the same BTC Gain that would result from 5% BTC Yield with a starting amount of 200,000 bitcoin. • BTC $ Gain further expresses the percentage change reflected in the BTC Yield metric as an illustrative dollar value by multiplying that bitcoin-denominated change by the market price of bitcoin at the end of the applicable period as described above. The Company refers to this metric for illustrative purposes to consider the magnitude of the Company’s BTC Gain for an applicable period with reference to the market price of bitcoin as of the end of an applicable period. When the Company uses these KPIs, management takes into account the various limitations of these metrics, including that they: • do not take into account that the Company’s assets, including its bitcoin, are subject to (i) all of the Company’s existing and future liabilities, including its debt, and (ii) the preferential rights of the Company’s preferred stockholders to dividends and the Company’s assets in a liquidation, and that all such claims rank to senior to those of the Company’s common equity. Therefore, holders of such excluded instruments may have claims on the Company’s assets (including bitcoin) senior to those of holders of common stock in the event of the Company’s liquidation, and as a result the additional bitcoin acquired using proceeds from the sale of such instruments may not accrete to common stockholders; and • assume that all indebtedness will be refinanced or, in the case of the Company’s senior convertible debt instruments and convertible preferred stock, converted into shares of class A common stock in accordance with their respective terms. BPS, BTC Yield, BTC Gain and BTC $ Gain are not, and should not be understood as, financial performance, valuation or liquidity measures. Specifically: • BPS does not represent (i) the ability of the Company to satisfy the Company’s financial obligations, or (ii) the Company’s book value per share. Ownership of a share of common stock of the Company does not represent an ownership interest in the bitcoin held by the Company. • BTC Yield is not equivalent to “yield” in the traditional financial context. It is not a measure of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or a measure of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets. • BTC Gain and BTC $ Gain are not equivalent to “gain” in the traditional financial context. They also are not measures of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or measures of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets. It should also be understood that BTC $ Gain does not represent a fair value gain of the Company’s bitcoin holdings, and BTC $ Gain may be positive during periods when the Company has incurred fair value losses on its bitcoin holdings. 89

Important Information about KPIs used in this Presentation (Cont’d) The trading price of the Company’s class A common stock is informed by numerous factors in addition to the Company’s bitcoin holdings and its actual or potential shares of class A common stock outstanding, and as a result, the trading price of the Company’s securities can deviate significantly from the fair market value of the Company’s bitcoin, and none of BPS, BTC Yield, BTC Gain or BTC $ Gain are indicative or predictive of the trading price of the Company’s securities. Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. In particular, the Company has adopted Accounting Standards Update No. 2023-08, Intangibles— Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which requires that the Company measure its bitcoin at fair value in its statement of financial position as of the end of a reported period, and recognize gains and losses from changes in the fair value in net income (loss) for the reported period. As a result, the Company may incur unrealized gain or loss on digital assets based on changes in the market price of bitcoin during a period, which would not be reflected in BPS, BTC Yield, BTC Gain or BTC $ Gain. For example, if the Company increases its bitcoin holdings relative to its Assumed Diluted Shares Outstanding during a reported period, the Company would achieve increased BPS and positive BTC Yield, BTC Gain and BTC $ Gain even if the Company reports significant unrealized loss on digital assets for the period. Similarly, if the Company increases its Assumed Diluted Shares Outstanding at a faster rate than its bitcoin holdings, then the Company would experience decreased BPS and negative BTC Yield, BTC Gain, and BTC $ Gain, even if the Company reported significant unrealized gain on digital assets for the period. As noted above, these KPIs are narrow in their purpose and are used by management to assist it in assessing whether the Company is raising and deploying capital in a manner accretive to shareholders solely as it pertains to its bitcoin holdings. In calculating these KPIs, the Company does not consider the source of capital used for the acquisition of its bitcoin. When the Company purchases bitcoin using proceeds from offerings of non-convertible notes or non-convertible preferred stock, or convertible notes or preferred stock that carry conversion prices above the current trading price of the Company's common stock or conversion rights that are not then exercisable, such transactions have the effect of increasing the BPS, BTC Yield, BTC Gain and BTC $ Gain, while also increasing the Company’s indebtedness and senior claims of holders of instruments other than class A common stock with respect to dividends and to the Company’s assets, including its bitcoin if the Company were to liquidate, in a manner that is not reflected in these metrics. If any of the Company’s convertible notes mature or are redeemed without being converted into common stock, or if the Company elects to redeem or repurchase its non-convertible instruments, the Company may be required to sell shares of its class A common stock or bitcoin to generate sufficient cash proceeds to satisfy those obligations, either of which would have the effect of decreasing BPS, BTC Yield, BTC Gain and BTC $ Gain, and adjustments for such decreases are not contemplated by the assumptions made in calculating these metrics. Accordingly, these metrics might overstate or understate the accretive nature of the Company’s use of capital to buy bitcoin because not all bitcoin is purchased using proceeds of issuances of class A common stock, instruments that are convertible into class A common stock may be forfeited or repaid with funds other than from the sale of class A common stock in the period in question rather than being exercised or converted into class A common stock, and not all proceeds from issuances of class A common stock are used to purchase bitcoin. In addition, the Company is required to pay dividends with respect to its perpetual preferred stock in perpetuity. The Company could pay these dividends with cash or, in the case of STRK Stock, by issuing shares of class A common stock. The Company has issued shares of class A common stock for cash to fund the payment of cash dividends, and the Company may in the future issue shares of class A common stock in lieu of paying dividends on STRK Stock. As a result, the Company has experienced, and may experience in the future, increases in Assumed Diluted Shares Outstanding without corresponding increases in its bitcoin holdings, resulting in decreases in BPS, BTC Yield, BTC Gain and BTC $ Gain for the applicable periods. The Company has historically not paid any dividends on its shares of class A common stock, and by presenting these KPIs the Company makes no suggestion that it intends to do so in the future. Ownership of the Company’s securities, including its class A common stock and preferred stock, does not represent an ownership interest in or a redemption right with respect to the bitcoin the Company holds. The Company determines its KPI targets based on its history and future goals. The Company’s ability to maintain any given level of BPS, or achieve positive BTC Yield, BTC Gain, or BTC $ Gain may depend on a variety of factors, including factors outside of its control, such as the price of bitcoin, and the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results. These KPIs are merely supplements, not substitutes, to the financial statements and other disclosures contained in the Company’s SEC filings. They should be used only by sophisticated investors who understand their limited purpose and many limitations. 90

Important Information about KPIs used in this Presentation (Cont’d) Change in Method of Calculating KPIs for Interim Periods Effective January 1, 2026, the Company changed the method by which it calculates BTC Yield, BTC Gain and BTC $ Gain when presenting such KPIs for any period that is a subdivision of a longer specified period (the “Methodology Change”), and such KPI metrics for such periods are therefore not directly comparable to those previously reported. Nature of the Change. Under the prior methodology, BTC Yield used BPS at the beginning of the measurement period as the denominator, and BTC Gain used bitcoin holdings at the beginning of the measurement period as the multiplier. Under the updated methodology described above, BTC Yield uses BPS at the beginning of the reference period as the denominator, reduced by the BTC Yield for the period from the beginning of the reference period to the beginning of the measurement period, with BTC Gain and BTC $ Gain calculated consistently therewith. Reason for the Change. The change improves comparability of KPI metrics across measurement periods within a reference period. Because each measurement period’s BTC Yield now reflects our per-share bitcoin accretion against a consistent baseline — BPS at the beginning of the reference period — BTC Yields for all measurement periods within a reference period are additive and sum to the BTC Yield for the reference period, providing investors with a more intuitive view of period-to-period execution of the Company’s bitcoin strategy. Effect on Previously Reported Figures. The effect of the Methodology Change on KPI figures from a prior period will be presented when such period next appears as a period-over-period comparative period. Annual KPI figures, year-to-date KPI figures, as well as KPI figures for the three months ended March 31, 2026 and March 31, 2025, are unaffected. Other Differences Relevant to Understanding Our Performance. Investors should note: (i) when BPS is increasing, the updated methodology will generally produce higher BTC Yield figures for subsequent measurement periods within a reference period, because the denominator does not reset to reflect per-share gains from earlier measurement periods in the reference period; and conversely, when BPS is declining, it may produce lower (more negative) figures for later measurement periods; (ii) BTC Yields under the updated methodology sum to reference period BTC Yield, whereas they did not under the prior methodology; and (iii) BTC $ Gain, because it applies each measurement period-end bitcoin price rather than reference period-end price, will not arithmetically sum to reference period BTC $ Gain. 91

Important Information about other Terms used in this Presentation The following terms used in this presentation provide a conceptual framework for how management views its securities and capital financing decisions in the context of the Company’s bitcoin strategy. These terms are presented for illustrative purposes only, and do not constitute investment advice, and should not be used to form the basis for an investment decision. Please review these definitions carefully to understand the limitations of these illustrative metrics, and please refer to the Company’s SEC filings and financial statements for information about the Company, its business, securities, strategy, bitcoin holdings and similar matters. BTC Valuation BTC $ Income is the dollar value of the unrealized gain or loss on bitcoin acquired with any given financing, net of associated dividend or interest costs, and multiplied by, in the case of a net gain, the BTC Spread, or, in the case of a net loss, 100%, over the applicable period. For any debt or liability with a maturity, the redemption of such debt or liability, excluding any dilution already assumed in the original calculation of BTC Gain, is treated as a cost, similar to dividend or interest costs. BTC $Income is presented for illustrative purposes only, and it does not represent income in the traditional financial context. BTC $ Value is the sum of BTC $ Gain and BTC $ Income. BTC $ Value is presented for illustrative purposes only, and it does not represent “value” in the traditional financial context. BTC $ Equity is BTC Reserve less BTC $ Value. BTC $ Equity is presented for illustrative purposes only, and it does not represent “equity” in the traditional financial context. BTC Torque is the ratio of BTC $ Value to BTC Capital. BTC Multiple is the ratio of BTC Reserve to BTC $ Equity. Tax Tax-Equivalent Yield, with respect to any preferred security, is the annualized stated interest rate that would be required on a corporate bond trading at par for a U.S. individual investor to receive after-tax cash interest payments equivalent to the cash distributions he or she would receive from the applicable preferred security divided by the current market price of the preferred security, assuming that (i) the stated interest payments under the hypothetical corporate bond are subject to a 37% marginal U.S. federal income tax rate, (ii) such stated interest payments and cash distributions are not subject to any other federal, state or local taxes (which may vary depending on an investor's particular circumstances), (iii) the current dividend rate for such preferred security remains constant for 12 months and dividends on such preferred security are declared and paid in full for such period, and (iv) distributions on such preferred security remain classified as a non-taxable “return of capital,” and are not as taxable as dividends, for U.S. federal income and state and local tax purposes. Upon disposition or redemption of the preferred security, an investor will be subject to tax on all prior “return of capital” distributions at the applicable capital gains rate. Upon depletion of an investor's basis in the preferred security, any further distribution is taxable as capital gain. Investors should consult their tax advisors. 92

Important Information about other Terms used in this Presentation BTC & MSTR Credit BTC Rating is in the case of (a) any of our indebtedness or perpetual preferred securities, the ratio of (i) our BTC Reserve to (ii) the sum of the notional values of the instruments being rated and all instruments that are senior to and, if any liabilities share an equal claim to our assets, such instruments with a stated maturity date sooner than or that may become due upon an exercise of a repurchase right at the option of the holder sooner than, the liability being rated; (b) MSTR, the ratio of (i) the sum of the BTC Reserve, less all Debt, less all Pref, plus the USD Reserves, to (ii) MSTR’s Market Cap; and (c) any exchange traded product holding only bitcoin, 1. BTC Rating does not represent a rating from any rating agency and is not equivalent to a rating in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations that would result in debt obligations with stated maturities later than the liability being rated becoming due sooner than the liability being rated. This metric is presented for illustrative purposes only and should not form the basis for an investment decision. BTC Risk is the probability of an instrument having a BTC Rating less than 1 at the end of its Duration. This probability is derived from a lognormal distribution modeling of bitcoin’s price, adjusted for BTC ARR and BTC Volatility assumptions. BTC Risk does not represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. This metric is presented for illustrative purposes only and should not form the basis for an investment decision. Actual results may vary materially from these illustrative results. MSTR Risk is the weighted average BTC Risk of all Debt and Pref. BTC Credit is the credit spread necessary to offset BTC Risk for a given security. It is calculated by annualizing BTC Risk assuming the same probability each year of the BTC Rating of such security falling below 1 each year and assuming no recovery. This metric is presented for illustrative purposes only and should not form the basis for an investment decision. MSTR Credit is the weighted average BTC Credit of all Debt and Pref. Duration for a convertible bond is the sooner of the stated maturity date or the date it may become due upon an exercise of a repurchase right at the option of the holder. Duration for a preferred stock is the Macaulay Duration of such preferred stock. Duration for MSTR is MSTR Duration. Macaulay Duration of a preferred stock is the quotient obtained by dividing the sum of 1 and the Effective Yield of such stock by the Effective Yield of such stock. MSTR Duration is the weighted average Stochastic Duration of all Debt and Pref. Stochastic Duration is (a) for a convertible bond, its Duration; and (b) for a preferred stock, its Macaulay Duration as adjusted for whether it has any of a variable rate, a penalty step-up, a conversion right, or non-cumulative dividends. Effective Yield is the annualized yield on an asset based on its fixed dividend rate and the current price of such asset. Risk-Free Rate is the current 3-month yield on US Treasuries. BSE Annualized Return is the annualized return of an asset (including all dividends paid) during the Bitcoin Standard Era (BSE), which is the period since August 10, 2020, the date when we adopted a bitcoin standard. Hist Volatility (30D) is the annualized standard deviation of the daily natural log return of an asset measured over the 21 trading days. Hist Volatility (1Y) is the annualized standard deviation of the daily natural log return of an asset measured over the last calendar year. BSE Sharpe is a measure used to evaluate the risk-adjusted return of an investment by comparing its excess return over the risk-free rate to its standard deviation. With respect to common equity instruments, calculated as (BSE Annualized Return - Risk-Free Rate) / Hist Volatility (1Y) 30D Sharpe is a measure used to evaluate the risk-adjusted return of an investment by comparing its excess return over the risk-free rate to its standard deviation. With respect to credit and preferred equity instruments, calculated as (Effective Yield - Risk-Free Rate) / Hist Volatility (30D) 93

Important Information about other Terms used in this Presentation BTC Forecast BTC ARR is an assumed annualized rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made. BTC Volatility is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made. BTC Price is the current market price of one bitcoin. BTC Treasury BTC Capital is the proceeds used from capital raised for the purpose of acquiring bitcoin. BTC Spread is the BTC Gain with respect to a given financing represented as a percentage of BTC Capital. BTC Spread is presented for illustrative purposes only, and it does not represent “spread” in the traditional financial context. BTC Reserve represents the total number of bitcoin the Company holds as of a specified date multiplied by the current market price of one bitcoin (or the price of one bitcoin as of the date indicated). It does not take into account or include the Company’s indebtedness or the liquidation value of its perpetual preferred stock. As such, it is not equivalent to “net asset value” or “NAV” or any similar metric in the traditional financial context. It is not a measure of either the net asset value of the Company or the value of the bitcoin held by the Company net of indebtedness, perpetual preferred stock liquidation preference and other obligations. Moreover, this BTC Reserve metric is not comparable to either net asset value or NAV metrics that may be reported by other companies, including ETFs, ETPs and mutual funds. Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. This metric is merely a supplement, not a substitute, to the financial statements and other disclosures contained in the Company’s SEC filings. It should be used only by sophisticated investors who understand its limited purpose and many limitations. mNAV represents a multiple of our BTC Reserve, as of the specified date, calculated as the Company’s enterprise value (as we define it) divided by the BTC Reserve. The Company’s enterprise value is calculated as the sum of (A) the total market value of all outstanding MSTR common stock, including class A common stock and class B common stock, calculated by multiplying the number of outstanding shares of class A common stock and class B common stock by the closing price of the class A common stock on the Nasdaq Global Select Market on the applicable date, (B) the aggregate principal amount of the Company’s indebtedness and (C) the aggregate notional value of the Company’s outstanding perpetual preferred stock, less (D) the Company’s most recently reported cash balance value. Although mNAV incorporates the label “NAV,” it is not equivalent to “net asset value” or “NAV” or any similar metric in the traditional financial context. Additionally, it is not a measure of the amount by which the enterprise value exceeds net asset value in the traditional financial sense of those terms. Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. This metric is merely a supplement, not a substitute, to the financial statements and other disclosures contained in the Company’s SEC filings. It should be used only by sophisticated investors who understand their limited purpose and many limitations. BTC Factor is the ratio of ending BPS to starting BPS in respect of any period. Other ADSO Market Cap is our Assumed Diluted Shares Outstanding multiplied by the last traded price of our class A common stock. Equity Component % is the ratio between the value of 1/10th of a share of MSTR and the value of one share of STRK. 94

Additional Information Strategy is not a registered money market fund under the Investment Company Act of 1940, as amended, is not subject to the same protections as a registered money market fund, and does not operate as registered money market fund. Among other things, unlike money market funds, we (i) do not price STRC Stock or other securities based on our net asset value, (ii) are not required to hold any assets to back the STRC Stock, (iii) are not required by regulation to maintain any particular pricing or stable value, and (iv) are not subject to the same liquidity requirements as money market funds. Investors in STRC will not receive the same investor protections as investors in registered money market funds. Strategy is not an exchange traded product (“ETP”) or an exchange-traded fund (“ETF”) registered under the Investment Company Act of 1940, as amended, is not subject to the same rules and regulations as an ETP or an ETF, and does not operate as an ETP or ETF. In particular, unlike spot bitcoin ETPs, we (i) do not seek for our shares of Class A common stock to track the value of the underlying bitcoin we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable spot bitcoin ETPs to continuously align the value of their shares to the price of the underlying bitcoin they hold through share creation and redemption, (iii) are a Delaware corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, (iv) are subject to federal income tax at the entity level and the other risk factors applicable to an operating business, such as ours, and (v) are not required to provide daily transparency as to our bitcoin holdings or our daily NAV. This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, investment, tax, legal, accounting, or other professional advice. No representations are made regarding the tax consequences of any actions taken based on the information provided. Investors should consult their own investment, tax, legal and accounting advisors for any such advice. 95

Endnotes (1) U.S. Treasuries >$50mm outstanding. Yield to Worst and Effective Duration reported from Bloomberg U.S. Treasury Index (LUATTRUU). (2) MBS includes Mortgages (incl. MBS/Structured & Generics/TBA) >$50M outstanding. Yield To Convention and Effective Duration reported as an average of all relevant outstanding instruments per Bloomberg. (3) IG Bonds includes USD corporate bonds issued by U.S. companies, >$50M outstanding. Yield To Convention and Effective Duration reported as an average of all relevant outstanding instruments per Bloomberg. Average Debt to Assets and Average Liquidity based on sample of outstanding bonds >$50B outstanding (n=498). (4) Junk Bonds includes USD corporate bonds issued by U.S. companies, >$50M outstanding. Yield To Convention and Effective Duration reported from Bloomberg U.S. Corporate High Yield Index (LF98TRUU). Average Debt to Assets and Average Liquidity based on sample of outstanding bonds >$1B outstanding (n=585). (5) Preferreds includes exchange-listed, USD preferreds issued by U.S. companies, >$50M outstanding. Yield equal to average current yield for this sample. Duration equal to average Effective Duration for this sample. (6) Represents underlying stocks listed on the S&P 500. Yield reported from SPY dividend yield rate per Bloomberg. ADTV represents median of all underlying securities. (7) Represents underlying stocks in the Nasdaq 100. Yield reported from QQQ dividend yield rate per Bloomberg. ADTV represents median of all underlying securities. (8) Aggregate face amount for fixed income, aggregate liquidation preference for preferred securities, aggregate market cap for equities, aggregate market cap for commodities. (9) For MBS, Average Assets to Debt + Pref calculated based on average of Weighted Average LTV for full sampled universe per (2) (n=258,040). For IG Bonds, Junk Bonds, and Preferreds, equal to company level Total Assets divided by Total Debt + Preferred, based on the samples described in (3) and (4) above, excluding Financials sector. For S&P 500 and Nasdaq, equal to the average of company level total assets and total debt and preferred for all the underlying stocks in each indices. BTC Rating for STRC. (10) For IG Bonds and Junk Bonds, equal to average across sample of 3M TRACE Average Daily Volume multiplied by Par Value, based on samples described in (3) and (4). For Preferred, equal to 1M Average Daily Trading Volume as reported by Bloomberg for sample described in (5). For the S&P 500 and Nasdaq, equal to the average of the 1M Average Daily Value Traded of all the underlying stocks in each indices. 96